UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2001

MMI PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	333-29141	74-1622891
(State or Other Jurisdiction of	(Commission file number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

515 West Greens Road, Suite 710

Houston, Texas 77067

(Address of Principal Executive Offices)

(281) 876-0080

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

MMI Products, Inc. ("MMI") announced it has extended until 5:00 P.M., New York City time, on Friday, January 4, 2002, its offer to exchange all of its issued and outstanding 13% Series A Senior Subordinated Notes Due 2007 for an identical principal amount of its 13% Series B Senior Subordinated Notes Due 2007, the offer and sale of which has been registered pursuant to a registration statement that was declared effective by the Securities and Exchange Commission on November 30, 2001.

Item 7. Exhibits

99.1 December 27, 2001 press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2001	By: /s/ Robert N. Tenczar
Robert N. Tenczar, Vice President
and Chief Financial Officer